UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14040 Danielson Street

Poway, California 92064-6857

(Address of Principal Executive Offices) (Zip Code)

(858) 746-2400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On various dates between January 10, 2006 and March 2, 2006, holders of all of the 4% Convertible Subordinated Notes due 2006 of ResMed Inc. (the “Company”) converted the notes into an aggregate of approximately 3,737,593 shares of the Company’s common stock, par value $0.004. The aggregate number of shares issued upon such conversions first exceeded 1% of our outstanding common stock on February 28, 2006.

As previously reported in the Company’s Current Report on Form 8-K dated January 5, 2006, the Company called for an early redemption all of the outstanding notes. As of January 5, 2006, there was $113.25 million in aggregate principal amount of the notes outstanding, which could be converted any time before the close of business on March 2, 2006, the business day prior to the redemption date, at a conversion price of $30.30 per share. The notes were issued and the conversion was effected in accordance with the provisions of the Indenture dated June 20, 2001, between the Company and American Stock Transfer & Trust Company, as trustee.

The shares of Common Stock were issued solely to existing security holders upon conversion of the notes pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company did not pay or give, directly or indirectly, any commission or other remuneration for soliciting such conversion.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: March 6, 2006	RESMED INC. (registrant)

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Global General Counsel, Senior Vice President Organizational Development and Corporate Secretary